                                   EXHIBIT 23

                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Annual Report (Form 10-K, Amendment No. 2) of U.S. Healthcare, Inc. of our report dated February 2, 1996, included in the 1995 Annual Report to Shareholders of U.S. Healthcare, Inc.

     Our audits also included the financial statement schedule of U.S. Healthcare, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole presents fairly in all material respects the information set forth therein.

     We consent to the incorporation by reference in the Registration Statements of U.S. Healthcare, Inc. pertaining to the 1982 Incentive Stock Option Plan and the Second Incentive Stock Option Plan (Form S-8 No. 2-91754); the U.S. Healthcare, Inc. Savings Plan (Form S-8 No. 33-36049); the Second Incentive Stock Option Plan, the Third Incentive Stock Option Plan and the 1987 Non-Statutory Option Plan (Form S-8 No. 33-26157); the U.S. Healthcare, Inc. Incentive Plan (Form S-8 No. 33-80632); and the registration of shares of U.S. Healthcare, Inc. common stock under various non-statutory stock option grants and for the registration of 187,073 shares (as adjusted to reflect subsequent stock splits) of U.S. Healthcare, Inc. common stock (Form S-3 No. 33-14653) of our report dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in the Annual Report (Form 10-K, Amendment No. 2) for the year ended December 31, 1995 and the related financial statement schedule included therein.

                                          /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 10, 1996